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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated January 30, 1997 appearing in the Company's Form 10-K/A for the year ended December 31, 1996 in the Registration Statement (Form S-3) of CardioVascular Dynamics, Inc. for the registration of 789,470 shares of its common stock to be filed with the Securities and Exchange Commission on or about September 10, 1997.


                                              ERNST & YOUNG LLP

                                         /s/  ERNST & YOUNG LLP
Orange County, California
September 10, 1997